As filed with the United States Securities and Exchange Commission on February 27, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SilverBox Corp III
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2754279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1250 S. Capital of Texas Highway
Building 2, Suite 285
Austin, TX 78746
(512) 575-3637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Kadenacy
Chief Executive Officer
c/o SilverBox Corp III
1250 S. Capital of Texas Highway
Building 2, Suite 285
Austin, TX 78746
(512) 575-3637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street, 25th Floor Los Angeles, CA 90071 (213) 683-6000	William B. Nelson Shearman & Sterling LLP 800 Capitol Street, Suite 2200 Houston, Texas 77002 Tel: (713) 354-4900	Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-269713

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of SilverBox Corp III, a Delaware corporation (the “Registrant”), each consisting of one share of Class A Common Stock and one-third of one redeemable warrant, and the redeemable warrants acquire one share of Class Common Stock, as escribed in the following sentence, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share Class A Common Stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-269713) (the “Prior Registration Statement”), initially filed by the Registrant on February 10, 2023, as amended by Amendment No.1 filed with the Commission on February 21, 2023 and declared effective by the Securities and Exchange Commission on February 27, 2023. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 28, 2023), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 28, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)                 Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-269713) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Paul Hastings LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)

107	Filing Fee Table

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-269713), filed February 10, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of February, 2023.

SilverBox Corp III

By:	/s/ Stephen M. Kadenacy
Name: Stephen M. Kadenacy
Title: Chief Executive Officer

Signature	Position	Date

/s/ Stephen M. Kadenacy	Chairman Chief Executive Officer	February 27, 2023
Stephen M. Kadenacy	(Principal Executive Officer

/s/ Daniel E. Esters	Chief Financial Officer	February 27, 2023
Daniel E. Esters	(Principal Financial and Accounting Officer)

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